Exhibit 99.1

Mr. Seidman, (i) as the managing member of Seidman and Associates, L.L.C., may be deemed the beneficial owner of the shares of the Company’s common stock owned by Seidman and Associates, L.L.C., (ii) as the sole officer of Veteri Place Corporation, the corporate general partner of each of Seidman Investment Partnership, L.P. and Seidman Investment Partnership II, L.P., may be deemed the beneficial owner of the shares of the Company’s common stock owned by Seidman Investment Partnership, L.P. and Seidman Investment Partnership II, L.P., (iii) as the sole officer of Veteri Place Corporation, the trading advisor of each of LSBK06-08, L.L.C. and CBPS, LLC, may be deemed the beneficial owner of the shares of the Company’s common stock owned by LSBK06-08, L.L.C. and CBPS, and (iv) as the investment manager for each of Broad Park Investors, L.L.C., 2514 Multi-Strategy Fund L.P. and Chewy Gooey Cookies, L.P., may be deemed the beneficial owner of the shares of the Company’s common stock owned by Broad Park Investors, L.L.C., 2514 Multi-Strategy Fund L.P. and Chewy Gooey Cookies, L.P.